LOAN AGREEMENT

This Loan Agreement (“Agreement”) is established and executed on May 27, 2021, involving Sky Century Investment, Inc., having its primary operations situated at 220 Emerald Vista Way #233, Las Vegas, NV 89144, USA, referred to herein as the “Borrower,” and Nataliia Petranetska, an individual holding the positions of President, Director and Treasurer, identified as the “Lender.”

1.Loan Amount: The Lender agrees to lend the Borrower the principal amount of $100,000.00 (One Hundred Thousand U.S. dollars) (the “Loan Amount”), together with interest on the outstanding principal amount of the Loan (the “Principal Balance”), and in accordance with the terms set forth below

2.Interest Rate: The Principal Balance shall bear interest at the rate of 0.00% per annum, accruing daily.

3.Loan Term: The term of this loan shall be 5 years, commencing on May 27, 2021, and ending on May 31, 2026.

4.Repayment: The Loan, together with accrued and unpaid interest and all other charges, costs and expenses, is due and payable on or before May 31, 2026.

5.Prepayment: The Borrower reserves the right to prepay the outstanding loan balance, in part or in full, at any time without incurring any prepayment penalties.

6.Default and Remedies: In the event of a default in repayment, the Lender shall have the right to declare the entire outstanding loan balance, including accrued interest, immediately due and payable. The Lender shall also be entitled to pursue any remedies available under applicable law.

7.Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

8.Notices: All notices, requests, demands, or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, postage prepaid, to the respective addresses.

9.Entire Agreement: This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, or representations, whether oral or written.

10.Execution: By signing below, the parties acknowledge that they have read and understood the terms and conditions of this Loan Agreement and agree to be bound by them.

Lender:

Signature: /s/ Nataliia Petranetska

Nataliia Petranetska

Individual

Borrower:

Signature: /s/ Khamijon Alimzhanov

Khamijon Alimzhanov

Chief Executive Officer & Director

Sky Century Investment, Inc.